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EXHIBIT 11.1  STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE


                               APEX PC SOLUTIONS, INC.
                         COMPUTATION OF NET INCOME PER SHARE

                                                            FOR THE QUARTER ENDED                     FOR THE SIX MONTHS ENDED
                                                           JUNE 26,           JUNE 27,               JUNE 26,            JUNE 27,
                                                             1998               1997                   1998                1997
                                                         -----------         ----------             ----------          ----------
Income before extraordinary item                      $    3,599,540        $ 2,105,403            $ 6,943,644         $ 4,081,728
Extraordinary item -- loss on early
   extinguishment of debt, net of applicable
   income tax benefit of $72,511                                   -                  -                      -            (140,763)
                                                         -----------         ----------             ----------          ----------
Net income                                            $    3,599,540        $ 2,105,403            $ 6,943,644         $ 3,940,965
                                                         -----------         ----------             ----------          ----------
                                                         -----------         ----------             ----------          ----------
Per share amounts:
   Basic:
     Income before extraordinary item                 $         0.27        $      0.17            $      0.52         $      0.38
     Extraordinary item                                            -                  -                      -               (0.01)
                                                         -----------         ----------             ----------          ----------
     Net income                                       $         0.27        $      0.17            $      0.52         $      0.37
                                                         -----------         ----------             ----------          ----------
                                                         -----------         ----------             ----------          ----------
   Diluted:
     Income before extraordinary item                 $         0.26        $      0.17            $      0.50         $      0.35
     Extraordinary item                                            -                  -                      -               (0.01)
                                                         -----------         ----------             ----------          ----------
     Net income                                       $         0.26        $      0.17            $      0.50         $      0.34
                                                         -----------         ----------             ----------          ----------
                                                         -----------         ----------             ----------          ----------
Weighted average shares used in computing
   net income per share:
 Basic:
   Weighted average common shares                         13,448,779         12,161,363             13,443,533          10,536,547
   Effect of nominal shares                                        -                  -                      -                   -
                                                         -----------         ----------             ----------          ----------
 Weighted average shares used in
   computing basic net income per
   share                                                  13,448,779         12,161,363             13,443,533          10,536,547
                                                         -----------         ----------             ----------          ----------
                                                         -----------         ----------             ----------          ----------
 Diluted:
   Weighted average common shares                         13,448,779         12,161,363             13,443,533          10,536,547
   Potential additional common shares:
      Stock options (treasury stock
       method)                                               564,629            458,192                543,673             454,243
      Series A preferred stock                                     -                  -                      -             660,674
      Effect of nominal shares                                     -                  -                      -                   -
                                                         -----------         ----------             ----------          ----------
 Weighted average shares used in
   computing diluted net income per
   share                                                  14,013,408         12,619,555             13,987,206          11,651,464
                                                         -----------         ----------             ----------          ----------
                                                         -----------         ----------             ----------          ----------

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